CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Megola Inc.  (the "Company") on Form 10-KSB for the year ending July 31,  2004, as filed with the Securities and Exchange Commission on  the date hereof (the "Report"), I, Joel Gardner, Chief Executive  Officer of the Company, certify to  the best of my knowledge, pursuant to 18 U.S.C. Section 1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of  2002, that:

  (1) The Report fully complies with the requirements of section  13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of  operations of the Company.

/s/ Joel Gardner

     Chief Executive Officer

 November 12, 2004